SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 1998

Rexhall Industries, Inc.
(Exact name of registrant as specified in charter)

California        0-10067        95-4135907
(State or other (Commission   (IRS Employer
jurisdiction of File Number)Identification No.)
incorporation)

46147 7th Street West, Lancaster California            93534
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:

(805) 726-0565

___________________________________________________
(Former name or former address, if changed since last report.)

Item 1.     Changes in Control of Registrant.

       Not applicable.

Item 2.     Acquisition or Disposition of Assets.

       Not applicable.

Item 3.     Bankruptcy or Receivership.

       Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

       Not applicable

Item 5.     Other Events.

       Rexhall Industries, Inc. Board of Directors has announced that the Elkhart, Indiana facility is no longer producing motor homes. It will now provide warranty, sales and service from this location.

Item 6.     Resignations of Registrant's Directors.

       Not applicable.

Item 7.     Financial Statements, Pro Forma Financial
Information and Exhibits.

       Not applicable.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
    Rexhall Industries, Inc.
     (Registrant)

Date: January 5, 1998
 By:___________________________